EXHIBIT A-2




                               OPERATING AGREEMENT

                                       OF

                                   WPL SPE LLC

                      A DELAWARE LIMITED LIABILITY COMPANY




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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I   GENERAL PROVISIONS................................................1
     1.01.  Definitions.......................................................1
     -----  -----------

     1.02.  Name..............................................................1
     -----  ----

     1.03.  Registered Office and Agent.......................................1
     -----  ---------------------------

     1.04.  General Purpose...................................................1
     -----  ---------------

     1.05.  Term..............................................................2
     -----  ----

     1.06.  Foreign Qualification.............................................2
     -----  ---------------------

     1.07.  No State Law Partnership..........................................2
     -----  ------------------------

     1.08.  Partnership Classification........................................2
     -----  --------------------------

ARTICLE II  CAPITAL CONTRIBUTIONS.............................................3
     2.01.  Units; Capital Contributions......................................3
     -----  ----------------------------

     2.02.  Additional Capital Contributions..................................3
     -----  --------------------------------

     2.03.  Units.............................................................3
     -----  -----

ARTICLE III DISTRIBUTIONS.....................................................3
     3.01.  Limitation........................................................3
     -----  ----------

     3.02.  Distributions.....................................................3
     -----  -------------

ARTICLE IV  MANAGEMENT OF COMPANY.............................................3
     4.01.  Board of Managers.................................................3
     -----  -----------------

     4.02.  General Manager...................................................5
     -----  ---------------

     4.03.  Officers..........................................................6
     -----  --------

     4.04.  Restrictions on Authority of Managing Board and Officers..........6
     -----  --------------------------------------------------------

     4.05.  Limitation on Liability of Managers and Officers; Indemnification.6
     -----  -----------------------------------------------------------------

     4.06.  Maintenance of Separate Existence.................................7
     -----  ---------------------------------

ARTICLE V   LIMITATION ON CERTAIN ACTIONS BY THE COMPANY......................8
     5.01.  Activity Limitations..............................................8
     -----  --------------------


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ARTICLE VI  TRANSFER OF UNITS.................................................9
     6.01.  General Restrictions on Transfers.................................9
     -----  ---------------------------------

     6.02.  Involuntary Transfer..............................................9
     -----  --------------------

ARTICLE VII DISSOLUTION, TERMINATION, AND LIQUIDATION OF COMPANY..............9
     7.01.  Dissolution.......................................................9
     -----  -----------

     7.02.  Termination.......................................................9
     -----  -----------

     7.03.  Liquidation......................................................10
     -----  -----------

     7.04.  Filing...........................................................10
     -----  ------

     7.05.  Distributions in Kind............................................10
     -----  ---------------------

     7.06.  Limitation on Liability..........................................10
     -----  -----------------------

ARTICLE VIII BOOKS AND RECORDS...............................................10
     8.01.  Books and Records................................................10
     -----  -----------------

     8.02.  Company Funds....................................................10
     -----  -------------

ARTICLE IX  REPORTS..........................................................11
     9.01.  Reports..........................................................11
     -----  -------

ARTICLE X   MISCELLANEOUS....................................................11
     10.01. Amendments to Operating Agreement................................11
     ------ ---------------------------------

     10.02. Binding Provisions...............................................11
     ------ ------------------

     10.03. Applicable Law...................................................11
     ------ --------------

     10.04. Separability of Provisions.......................................11
     ------ --------------------------

     10.05. Headings.........................................................11
     ------ --------

     10.06. Interpretation...................................................11
     ------ --------------

     10.07. Dispute Resolution...............................................12
     ------ ------------------

     10.08. Third-Party Beneficiaries........................................12
     ------ -------------------------

     10.09. Counterparts.....................................................12
     ------ ------------

     Exhibit A  DEFINITIONS...................................................1

     Exhibit B  CERTIFICATE OF FORMATION OF WPL SPE LLC.......................4


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     Exhibit C  CAPITAL CONTRIBUTION OF WISCONSIN POWER & LIGHT COMPANY
                FOR 100% OF THE UNITS.........................................5


                                      iii
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          THIS OPERATING AGREEMENT is made and entered into as of            ,
                                                                  -------- --
2000, by Wisconsin Power & Light Company, a Wisconsin corporation (the "Member") for the purposes of providing the capitalization, rights, obligations, and restrictions of WPL SPE LLC (the "Company") as set forth in this Operating Agreement with the force of a limited liability company agreement as provided for in the Delaware Limited Liability Company Act (the "Act"), and the Organizer, solely for the purpose of making the acknowledgment at the end of this Operating Agreement.

          In consideration of the mutual promises made in this Operating Agreement, the Company shall be managed and operated pursuant to this Operating Agreement as follows:

                                    ARTICLE I
                               GENERAL PROVISIONS

          1.01. Definitions. Capitalized terms used in this Operating Agreement
                -----------
shall have the meanings set forth in Exhibit A.
                                     ---------

          1.02. Name. The name of the Company is WPL SPE LLC.
                ----

          1.03. Registered Office and Agent.
                ---------------------------

          (a) Office and Agent. The Company's registered office shall initially
              ----------------
be 1209 Orange Street, Wilmington, Delaware 19801, and the Company's registered agent shall be Corporation Trust Company, whose address is 1209 Orange Street, Wilmington, Delaware 19801. The Company's principal place of business is 222 West Washington Avenue, Madison, Wisconsin 53701-0192. The Board of Managers may establish additional offices or may relocate the principal or registered offices. The Members shall be given prompt notice of any relocation of the principal or registered offices of the Company.

          (b) Filing on Change. Upon the appointment of a new registered agent
              ----------------
or the change of the registered office, the Board of Managers shall file or cause the filing of the document required by section 18-104(b) of the Act as appropriate to the circumstances.

          1.04. General Purpose. The nature of the business or purposes to be
                ---------------
conducted or promoted by the Company is to engage in the following activities:

          (a) To acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with from time to time the indebtedness of any Obligor (i) under a Contract arising from sales by the Originator, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto; or (ii) with respect to reimbursement of expenses pursuant to a joint plant operating agreement or similar agreement, and all proceeds thereof and rights with respect thereto, including without limitation all rights to make claims in respect thereof under the Contract (collectively, "Receivables");

          (b) To acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with any collateral securing the Receivables, related insurance policies and any proceeds or further rights associated with


                                       1
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any of the foregoing (including without limitation any records relating thereto);

          (c) To sell, assign, pledge or otherwise transfer the Receivables or interests therein to any third party or parties;

          (d) To negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (a) through (c) above, including but not limited to any purchase agreement, sale agreement, indenture, note, loan agreement, security agreement, receivables purchase agreement, indemnification agreement or underwriting agreement;

          (e) To own limited liability company interests in Alliant Energy SPE LLC; and

          (f) To engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

          1.05. Term. The Company's term officially began on               ,
                ----                                         ----------- --
2000, and shall continue until terminated by operation of law or by some provision of this Agreement.

          1.06. Foreign Qualification. Prior to the Company's conducting
                ---------------------
business in any jurisdiction other than Delaware, the Member shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Member, with all requirements necessary to qualify the Company as a foreign limited liability company in all applicable jurisdictions. The Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

          1.07. No State Law Partnership. The Member intends that the Company be
                ------------------------
operated in a manner consistent with its treatment as a partnership for federal and state income tax purposes and not be operated or treated as a partnership (including, without limitation, a limited partnership or joint venture) for any other purpose and that no Member be a partner or joint venturer of any other member for any other purpose, including, but not limited to, Section 303 of the Federal Bankruptcy Code, and this Operating Agreement shall not be construed to suggest otherwise. No Member shall take any action inconsistent with the express intent of the parties hereto as set forth herein.

          1.08. Partnership Classification. The Member hereby agrees that the
                --------------------------
Company shall not be operated as an "association" taxed as a "company" under the Code and that no election shall be made under the Treasury Regulations by the Member or any officer to treat the Company as an "association" taxable as a "company" without the prior unanimous written consent of the Member.


                                       2
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                                   ARTICLE II
                              CAPITAL CONTRIBUTIONS

          2.01. Units; Capital Contributions. There are a total of 100 Units
                ----------------------------
issued to the Member and outstanding as of the date hereof. The Member shall make an initial Capital Contribution to the capital of the Company consisting of the property described on Schedule 1 attached hereto. Capital Contributions of Additional Members shall be made for such consideration as may be established by the Board of Managers.

          2.02. Additional Capital Contributions. The Member may make additional
                --------------------------------
capital contributions to the Company. Except to the extent of the initial Capital Contribution, the Member shall not be required to make any additional capital contributions.

          2.03. Units. Each Unit shall have identical preferences, limitations,
                -----
voting and other relative rights.

                                   ARTICLE III
                                  DISTRIBUTIONS

          3.01. Limitation. Distributions may be made only to the extent
                ----------
permitted by law and consistent with the Company's obligations to its creditors as determined by the Board of Managers.

          3.02. Distributions. Subject to Section 3.01, the Company shall make
                -------------
Distributions of all of its funds (other than funds which are required to pay expenses or purchase contracts) no less frequently than monthly to the Member with respect to its Units.

                                   ARTICLE IV
                              MANAGEMENT OF COMPANY

          4.01. Board of Managers.
                -----------------

          (a) Board of Managers. The business and affairs of the Company shall
              -----------------
be managed under the direction and control of the Board of Managers. The Board of Managers shall consist of a minimum of three (3) individuals who shall be elected by the Member. The Board of Managers initially shall consist of
                     , who are hereby elected by the Member. A Manager shall
---------------------
hold office until his or her removal or resignation. A manager may be removed by the Member with or without cause. A Manager may voluntarily resign at any time by delivering written notice to the General Manager or to the Member. A resignation is effective when such notice is delivered unless the notice specifies a later effective date.

              The Company shall at all times, except as noted hereafter, have at least one Manager (the "Independent Manager") on the Board of Managers who is not, will not be while serving and has not at any time been in the last five years (i) a director, manager (other than an "independent manager"), officer or employee of any affiliate of the Company; (ii) a person related to any officer,


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director, manager, or employee of any affiliate of the Company; (iii) a holder
(directly or indirectly) of more than a de minimis amount of any voting
                                        -- -------
securities of any affiliate of the Company; (iv) a person related to a holder (directly or indirectly) of more than a de minimis amount of any voting
                                        -- -------
securities of any affiliate of the Company; or (v) a purchaser, customer, or any other person who derives any of its revenues from interactions with any affiliate of the Company or a family member of such purchaser, customer or other person. In the event of the death, incapacity, resignation or removal of the Independent Manager, the Board of Managers shall promptly appoint an Independent Manager to replace the Independent Manager whose death, incapacity, resignation or removal caused the related vacancy on the Board of Managers; provided,
                                                                --------
however, that the Board of Managers shall not vote on or consent to any matter
-------
unless and until an Independent Manager has been duly appointed to serve on the
Board. The Member hereby elects                     as the initial Independent
                                -------------------
Manager.

          (b) Authority and Powers. Subject to the other provisions of this
              --------------------
Operating Agreement, all powers of the Company shall be exercised by or under the authority of the Board of Managers. Subject to applicable legal requirements, decisions of the Board of Managers within its scope of authority shall be binding upon the Company and the Member. Such powers shall specifically include but shall not be limited to:

              (i) Purchase Receivables and take such other actions as are consistent with the Company's business and purpose under Section 1.04 of this Operating Agreement;

              (ii) Insure the Company's activities and property;

              (iii) Enter into agreements with persons, which may be Members or affiliates of Members, for management services, accounting and legal services, data processing services, and all other contracts or agreements that the Board of Managers deems reasonable and necessary, and pay from the Company's funds the consideration required under the contracts or agreements; provided, that the Company shall not pay or contract to pay any amount for such services which exceeds the amount which would be paid by the Originator for similar services under the service contracts filed with or approved by state and federal regulatory authorities;

              (iv) Pay out of the Company's funds all fees and expenses incurred in the organization and operation of the Company;

              (v) Authorize the execution of all documents, instruments, and agreements reasonably deemed by the Board of Managers to be necessary, appropriate, or needed for the performance of its duties and the exercise of its powers under this Operating Agreement;

              (vi) Appoint a Registered Agent or change the Registered Office pursuant to Section 1.03 above; and

              (vii) Retain attorneys, accountants, and other professionals in the course of the performance of the Managers' duties and exercise of their powers.


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


          (c) Actions by Managing Board. Any actions of the Board of Managers
              -------------------------
shall be taken on the consent of a majority by number of the Managers obtained pursuant to this Section 4.01(c).

              (i) Manner of Acting. The Managers' consent to any act or failure
                  ----------------
to act may be given orally or in writing. Any person alleging that the requisite consent was given has the burden of proving the validity of that consent, except in the case of a written consent unanimously signed by the Managers. Written records kept pursuant to Section 4.01(c)(ii) below of a meeting at which Managers voted on an issue shall be prima facie proof of such consent, if notice of the issue to be discussed at the meeting was duly given or waived pursuant to
Section 4.01(c)(iv) below. Such meetings may be conducted in person, by telephone, or both.

              (ii) Records. The Company shall keep written records of all
                   -------
actions taken by the Board of Managers, which records shall be kept and maintained by the General Manager.

              (iii) Voting. Each Manager shall be entitled to one vote. Any
                    ------
Manager abstaining from voting on a given issue will be deemed to have voted in the same manner as the majority, if any, of the Managers not abstaining from voting on that issue.

              (iv) Notice. No issue shall be voted on by the Board of Managers
                   ------
unless reasonable notice of the meeting of the Board of Managers and the issue is given or such notice is waived by any Manager not receiving it. Notice shall be deemed to be reasonable if given to each Manager not less than twenty-four
(24) hours prior to the meeting orally, telephonically or in writing, including in person or by telecopy. Any person alleging that the requisite notice was given or waived has the burden of proving the validity of the notice or waiver, except in the case of (1) a signed acknowledgment of receipt of notice or (2) a waiver of notice signed by the Managers not receiving the notice. Written records kept pursuant to Section 4.01(c)(ii) above of a meeting at which a Manager appeared shall be prima facie evidence that the Manager was duly notified of the meeting and the issues voted on at the meeting or that the Manager waived the requirement of such notice, unless the purpose for the appearance was to contest the validity of notice of such issues.

          4.02. General Manager. The Board of Managers shall, as soon as
                ---------------
practicable, appoint one of the Managers, who is not the Independent Manager, as the General Manager to personally supervise the day-to-day operations of the Company. The General Manager shall be subject to the general supervision and control of the Board of Managers and shall carry out the policy decisions made by the Board of Managers. At the direction of the Board of Managers, the General Manager shall have the full power to execute, for and on behalf of the Company, any and all documents and instruments which may be necessary to carry on the business of the Company. No person dealing with the General Manager need inquire into the validity or propriety of any document or instrument executed in the name of the Company by the General Manager, or as to the authority of the General Manager in executing the same.

          4.03. Officers. If necessary or convenient to carry out the business
                --------
of the Company, the Board of Managers may appoint one or more individuals as president, secretary and treasurer of the Company, and may appoint one or more vice presidents. Such appointees may hold more than one office and need not be

Managers of the Company. Unless the Board of Managers decides otherwise, the appointment of an individual to an office shall constitute the delegation to that individual of the authority and duties that are normally associated with the holder of that office in a stock corporation organized under the General Corporation Law of the State of Delaware. Any appointment made pursuant to this
Section 4.03 may be revoked by the Board of Managers at any time.

          4.04. Restrictions on Authority of Managing Board and Officers. None
                --------------------------------------------------------
of the Managing Board or the Officers shall have the authority to:

          (a) Do any act in contravention of applicable law or this Operating Agreement or that would make it impossible to carry on the Company's activities;

          (b) Possess Company property, or assign rights in specific Company property, for other than a purpose of the Company;

          (c) Perform any act that would subject the Members to liability in any jurisdiction except as expressly provided in this Operating Agreement;

          (d) Change, convert or reorganize the Company into any other legal form; or

          (e) Except as permitted expressly by this Operating Agreement, take any action that will cause the dissolution of the Company.

          4.05. Limitation on Liability of Managers and Officers;
                -------------------------------------------------
Indemnification. No Manager, General Manager or Officer shall be liable,
---------------
responsible, or accountable in damages or otherwise to the Members or the Company for any act or omission pursuant to the authority granted by this Operating Agreement if the Manager, General Manager or Officer acted (1) in good faith and in a manner he or she reasonably believed to be within the scope of the authority granted to him or her by this Operating Agreement and (2) in the best interests, or not opposed to the best interests, of the Company, provided that the Manager, General Manager or Officer shall not be relieved of liability for any claim, issue, or matter as to which the Manager, General Manager or Officer shall have been fully adjudicated to have breached this Section 4.05. Subject to this limitation in the case of any such judgment of liability, the Company shall indemnify or allow expenses to the Managers and Officers to the fullest extent permitted or required by the Act as though they were members of the Company.

          4.06. Maintenance of Separate Existence. For so long as any Transfer
                ---------------------------------
Agreement remains outstanding, the Company shall do all of the following:

          (a) Enter into transactions with affiliates only on an arm's length basis on commercially reasonable terms.

          (b) Maintain its books and records separate and apart from any other person.

          (c) Maintain its bank accounts separate and apart from any other person.

          (d) Not commingle its assets with those of any other entity and hold all of its assets in its own name.

          (e) Conduct its own business in its own name.

          (f) Maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other entity and shall not have its assets listed on the financial statement of any other entity.

          (g) File its tax returns (if required to file returns) separate and apart from those of any other entity.

          (h) Pay its own liabilities and expenses from out of its own funds.

          (i) Observe all limited liability company formalities.

          (j) Pay the salaries of its own employees out of its own funds and maintain a sufficient number of employees in light of its contemplated business purposes.

          (k) Not guarantee or become obligated for the debts of any other entity or person.

          (l) Not hold out its credit as being able to satisfy the obligations of any other entity.

          (m) Not acquire the obligations or securities of its affiliates, owners or members.

          (n) Allocate fairly and reasonably any overhead expenses that are shared with affiliates, including the paying for office space.

          (o) Use separate stationery, invoices and checks bearing its own name.

          (p) Not pledge its assets for the benefit of any other person.

          (q) Hold itself out as a separate entity, correct any known misunderstandings regarding its separate identity, and not identify itself as a division of any other person or entity.

          (r) Maintain adequate capital in light of its contemplated business operations.

          (s) Not form, acquire or hold any subsidiaries, other than Company's limited liability company interests in Alliant Energy SPE LLC.

          The term "Transfer Agreement" means those certain agreements pursuant to which the Company transfers Receivables to affiliated or unaffiliated third parties, as amended and restated, supplemented and modified from time to time.

                                    ARTICLE V
                  LIMITATION ON CERTAIN ACTIONS BY THE COMPANY

          5.01. Activity Limitations. Notwithstanding any other provision of
                --------------------
this Operating Agreement and any provision of law, the Company shall not do any of the following:

          (a) Engage in any business or activity other than as set forth in
Section 1.04 hereof;

          (b) Without the unanimous affirmative vote of the members of the Board of Managers of the Company, including the Independent Manager, (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they become due, (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vi) of this paragraph, or (viii) in its capacity as shareholder, certificateholder, partner, member or other equity owner, cause or consent to the taking of any of the actions set forth in clauses
(i) through (vii) of this paragraph by any affiliate; provided, however, that no Manager may be required by any Member to consent to the institution of bankruptcy or insolvency proceedings against the Company so long as it is solvent;

          (c) Without the unanimous affirmative vote of the members of the Board of Managers of the Company, including the Independent Manager, merge or consolidate with any other corporation, company or entity or sell, lease or otherwise transfer (except as contemplated by Section 1.04 hereof) all or substantially all of its assets to, or acquire all or substantially all of the assets or capital stock or other ownership interests of, any other corporation, company or entity (except as contemplated by this Agreement);

          (d) Without the unanimous affirmative vote of the members of the Board of Managers of the Company, including the Independent Manager, create, incur, or assume or in any manner become liable in respect of any indebtedness other than
(i) accounts payable and expense accruals incurred in the ordinary course of business and which are incident to the single business purpose of the Company as stated in Section 1.04, and (ii) any liability in respect of the unpaid purchase price of Receivables; or

          (e) Invest in obligations of, or lend money to, Alliant Energy Corporation

                                   ARTICLE VI
                                TRANSFER OF UNITS

          6.01. General Restrictions on Transfers. A Member may not Transfer its
                ---------------------------------
Units. Any Transfer, attempted Transfer, or purported Transfer in violation of this Operating Agreement's terms and conditions shall be null and void. It is the intent of the Members that there be an absolute bar on transfer of a Member's Units and, if this Section 6.01 is construed by any court, law or regulation so as to permit a Transfer, such Transfer shall be an event of dissolution. The foregoing shall not apply to the merger or similar reorganization of a Member.

          6.02. Involuntary Transfer. In the event of an Involuntary Transfer of
                --------------------
Units, the Creditor Transferee shall only be entitled to receive the distribution in liquidation of the Company resulting from the Transfer, reduced by the amount of damages incurred by the Company as a result of the breach of this Article VI. No Involuntary Transfer shall be effective unless and until the Creditor Transferee, the Transferor, or both send a Notice of Transfer to the Company.

                                   ARTICLE VII
              DISSOLUTION, TERMINATION, AND LIQUIDATION OF COMPANY

          7.01. Dissolution. The Company shall be dissolved only in accordance
                -----------
with Section 5.01(b) and the effective date determined in accordance therewith.

          7.02. Termination. The Company's dissolution shall be effective on the
                -----------
date determined under Section 7.01, but the Company shall not terminate until articles of dissolution have been duly filed under the Act, the Company's affairs have been wound up, and the Company's assets have been distributed as provided in Section 7.03 below. Notwithstanding the Company's dissolution, this Operating Agreement shall continue to govern the Company's business and the Members' affairs until the Company is terminated and liquidated.

          7.03. Liquidation. The Member shall appoint a liquidator of the
                -----------
Company, who may but need not be a Manager or officer. The liquidator shall have the same authority granted to the Managing Board in Section 4.01(b) above and shall proceed with the winding up of the Company by applying and distributing its assets as follows:

          (a) Payment of Debts to Third Parties. The assets shall first be
              ---------------------------------
applied to the payment of the Company's liabilities and the liquidation expenses. A reasonable time shall be allowed for the orderly liquidation of the Company's assets and the discharge of liabilities to creditors so as to enable the liquidator to minimize any losses resulting from the liquidation.

          (b) Return of Capital Accounts. The remaining assets shall be
              --------------------------
Distributed to the Member in accordance with its unreturned Capital
Contribution.

          (c) Reserve. Notwithstanding the provisions of Sections 7.03(a) and
              -------
7.03(b) above, the liquidator may retain any amount that the liquidator reasonably deems necessary as a reserve for any contingent liabilities or obligations of the Company. These funds shall, after the passage of a reasonable period of time, be distributed in accordance with the provisions of this Article VII.

          7.04. Filing. Upon completion of the winding up of the Company, the
                ------
liquidator shall promptly execute and file on the Company's behalf a certificate of cancellation as provided in Section 18-203 of the Act.

          7.05. Distributions in Kind. If any of the Company's assets are to be
                ---------------------
distributed in kind, those assets shall be distributed on the basis of their value, and any person entitled to an interest in the assets shall receive the interest as a tenant-in-common with all other persons so entitled.

          7.06. Limitation on Liability. Each holder of Units shall look solely
                -----------------------
to the Company's assets for all Distributions from the Company and the return of its Capital Contribution to the Company and shall have no recourse (upon dissolution or otherwise) against any other Member.

                                  ARTICLE VIII
                                BOOKS AND RECORDS

          8.01. Books and Records. The Company's books and records shall be
                -----------------
maintained at the Company's principal office and shall be available for examination by any Member or its duly authorized representative(s) at any reasonable time. The Company shall insure at all times that it maintains corporate records and books of accounts which are separate from those of any other corporation, company or entity, including its affiliates.

          8.02. Company Funds. The Company's funds may be deposited in such
                -------------
banking institutions as the Managing Board determines, and withdrawals shall be made only in the regular course of the Company's business on such signature or signatures of the Officers as the Managing Board determines. All deposits and other funds not needed in the operation of the business may be invested in certificates of deposit, short-term money market instruments, government securities, money market funds, or similar investments as the Officers determine.

                                   ARTICLE IX
                                     REPORTS

          9.01. Reports. Within 60 days after the end of each Fiscal Period, the
                -------
Officers shall send to each person who was a Member at any time during the Fiscal Period then ended (1) a balance sheet as of the end of the period, (2) statements of income, Member's equity, changes in financial position, and a cash flow statement for the period, and (3) such tax information as is necessary or appropriate for the preparation by the Member of its federal and state income tax returns.

                                    ARTICLE X
                                  MISCELLANEOUS

          10.01. Amendments to Operating Agreement. The Member reserves the
                 ---------------------------------
right to amend, alter, change or repeal any provision contained in this Operating Agreement in any manner now or hereafter provided herein or by statute; and, except as provided with respect to the indemnification of Managers, all rights, preference and privileges conferred by these Articles upon the Member, Managers, or any other person are granted subject to such right;

provided, however, that the Member shall not amend, alter, change or repeal any provision of Sections 1.04, 4.01(a), 4.06, 7.01, 8.01, 10.01 or Article V (such Sections and Article, the "Restricted Articles") without the unanimous affirmative vote of the members of the Board of Managers and provided, further, that the Member shall not amend or change any Article so as to be inconsistent with the Restricted Articles.

          10.02. Binding Provisions. The agreements contained in this
                 ------------------
Operating Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties to this Operating Agreement.

          10.03. Applicable Law. This Operating Agreement shall be governed
                 --------------
by and construed in accordance with the laws of the State of Delaware without regard to its choice of law provisions.

          10.04. Separability of Provisions. Each provision of this
                 --------------------------
Operating Agreement shall be considered separable, and if for any reason any provision or provisions are determined to be invalid and contrary to any existing or future law, the invalidity shall not impair the operation of those portions of this Operating Agreement that are valid.

          10.05. Headings. Section headings are for descriptive purposes
                 --------
only and shall not control or alter the meaning of this Operating Agreement as set forth in the text.

          10.06. Interpretation. When the context in which words are used
                 --------------
in this Operating Agreement indicates that such is the intent, words in the singular shall include the plural, and vice versa, and pronouns in the masculine shall include the feminine and neuter, and vice versa.

          10.07. Dispute Resolution.
                 ------------------

          (a) Confidentiality. This Operating Agreement, the Company's business
              ---------------
and affairs, the Company's books and records, and any information relating to the foregoing are confidential and private. Each person holding any Units agrees to maintain the confidentiality and privacy of, and not to disclose, any such information.

          (b) Costs. If any proceedings are instituted by any person with
              -----
respect to any dispute arising under this Operating Agreement or to collect any benefits due under this Operating Agreement, the prevailing party in the proceedings shall be entitled to recover the costs of the proceedings and reasonable attorneys fees from the other party; provided, however, that the Company may offset any amounts owed by it to another person by reason of this
Section 10.07(b) against any funds or other property that are in the Company's possession and that are owed by the Company to, or owned by, that other person.

          10.08. Third-Party Beneficiaries. The agreements contained in
                 -------------------------
this Operating Agreement inure solely to the benefit of the parties to this Operating Agreement. Except in an action brought by, but not on behalf of, a Member, no provision of this Operating Agreement is specifically enforceable, and no provision of this Operating Agreement shall be construed to create any third-party beneficiaries, including, without limitation, transferees of interests in the Company.

          10.09. Counterparts. This Operating Agreement may be executed in
                 ------------
counterparts, all of which shall constitute the same agreement.

          IN WITNESS WHEREOF, the Member has executed this Operating Agreement
as of                       , 2000.
      ----------------------

                                   MEMBER:

                                   WISCONSIN POWER & LIGHT COMPANY


                                   By:
                                      -------------------------------
                                                          ,
                                      --------------------  ---------


                                   Agreed to on behalf of the Company


                                   By:
                                      -------------------------------
                                      Manager

                                 ACKNOWLEDGMENT

          I acknowledge that Exhibit B contains a true and correct copy of the Articles of Organization filed by me with the Delaware Secretary of State to organize the Company.


                                                                              ,
                                             ---------------------------------
                                             Organizer

                                    EXHIBIT A

                                   DEFINITIONS

          For purposes of the Operating Agreement, the following terms shall have the meanings ascribed to them, and any derivatives of these terms shall have correlative meanings (except as noted, references to "Sections" and
                                                           --------
"Articles" are references to Sections and Articles of the Operating Agreement):
 --------

          "Act" means the Delaware Limited Liability Company Act.
           ---

          "Additional Capital Contribution" means the amount contributed to the
           -------------------------------
Company's capital pursuant to Section 2.02.

          "Articles" means the Company's Articles of Organization as filed with
           --------
the Delaware Secretary of State, a copy of which are attached as Exhibit B.
                                                                 ---------

          "Board of Managers" or "Managing Board" means the board that will
           -----------------      --------------
manage the Company's business and affairs as described in the Operating
Agreement.

          "Capital Contribution" means the gross amount of cash, property,
           --------------------
services rendered, or promissory notes or other written obligations to provide cash or property or to perform services, in each case at its Value, contributed to the Company by any Member with respect to its Units as reflected in the Company's books and records.

          "Company" means WPL SPE LLC.
           -------

          "Code" means the Internal Revenue Code of 1986, and any successor
           ----
provisions or codes thereto.

          "Contract" means, collectively, (i) any of the Tariffs; (ii) any
           --------
contract between the Originator and an Obligor which is a class A utility pursuant to which the Originator provides electricity (or commits to provide electricity) to such Obligor from time to time and such Obligor shall be obligated to pay the Originator therefor; and (iii) any joint plant operating agreement (or other similar agreement) between the Originator and an Obligor which is a joint owner of a utility plant pursuant to which the Originator pays operating and/or capital expenses from time to time and such Obligor shall be obligated to reimburse the Originator for its allocated portion thereof.

          "Creditor Transferee" means any creditor, receiver, trustee, or
           -------------------
similar person to whom Units are Transferred by Involuntary Transfer.

          "Distribution" means the aggregate amount of any payment pursuant to
           ------------
Article IV to the Member with respect to Units of cash, property, services rendered, or promissory notes or other obligations to provide cash or property or to perform services, in each case at its value.


                                       1-A

          "Fiscal Period" means any 12-month period ending on December 31 or any
           -------------
portion of that period for which the Company is required to allocate profits, losses, and other items of income, gain, loss, or deduction for federal income tax purposes.

          "General Manager" means the Manager appointed under Section 4.02.
           ---------------

          "Held" means, when applied to Units, owned and controlled.
           ----

          "Independent Manager" means the manager appointed under Section 4.01.
           -------------------

          "Involuntary Transfer" means any Transfer of Units by operation of law
           --------------------
or in any transaction, proceeding, or action by or in which a Member would, but for the provisions of Section 5.02 above, be involuntarily deprived or divested of any right, title, or interest in or to its Units.

          "Manager(s)" means a member or the members of the Board of Managers
           ----------
elected as provided in Section 4.01(a) for the purpose of vesting management of the Company in one or more managers as contemplated by section 18-402 of the Act.

          "Member" means each person signing the Operating Agreement as a
           ------
Member.

          "Notice of Transfer" means the written notice to be sent by a
           ------------------
Transferor and a Creditor Transferee to the Company pursuant to Section 6.02 describing the event giving rise to the Involuntary Transfer, the date on which it occurred, the reason or reasons for the Transfer, and the name, address and capacity of the Creditor Transferee.

          "Obligor" means a Person obligated to make payments pursuant to a
           -------
Contract.

          "Officers" means any of the persons holding a Company office pursuant
           --------
to Section 4.02.

          "Operating Agreement" means the Operating Agreement of WPL SPE LLC.
           -------------------

          "Originator" means Wisconsin Power & Light Company.
           ----------

          "Organizer" means                     , who has organized the Company
           ---------        --------------------
in the manner prescribed in the Act and has executed this Operating Agreement solely for the purpose of making the acknowledgment at the end of this Operating Agreement.

          "Person" means an individual, partnership. corporation (including a
           ------
business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

          "Tariff" means each of the tariffs pursuant to which the Originator
           ------
shall provide electricity, gas or water to certain Obligors from time to time and pursuant to which such Obligors shall be obligated to pay for such electricity, gas or water from time to time, which tariffs are in each case approved by (i) a municipal regulatory authority within the State of Wisconsin


                                      2-A
or the Public Service Commission of the State of Wisconsin, or (ii) in the case of sales on a wholesale basis, the Federal Energy Regulatory Commission.

          "Transfer" means sell, give, assign, pledge or otherwise encumber,
           --------
divest, dispose of, or transfer ownership or control of all, any part of, or any interest in, whether voluntarily or by operation of law.

          "Transferor" means a Member that proposes to Transfer any of its Units
           ----------
pursuant to the terms of Section 6.02.

          "Units" means the basis by which a Member's ownership interest in the
           -----
equity of the Company is measured, each of which represents a divided portion of each of the ownership rights and obligations of a Member, including the benefits to which a Member is entitled and the commitments for which a Member is responsible under the Act and as provided in the Operating Agreement.


                                      3-A

                                    EXHIBIT B

                            CERTIFICATE OF FORMATION

                                       OF

                                   WPL SPE LLC

          In accordance with the provisions of ss.18-201 of the Delaware Limited Liability Company Act, the undersigned, sole organizer of a Delaware limited liability company, hereby certifies as follows:

          (1) The name of the limited liability company is WPL SPE LLC.

          (2) The address of the registered office of the limited liability company in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation in his capacity as Sole Organizer this     day of             , 2000.
                                                 ---        ------------


                                             ----------------------------------
                                             Robert H. Mace, Jr.


                                      1-B

                                    EXHIBIT C

                             CAPITAL CONTRIBUTION OF
                         WISCONSIN POWER & LIGHT COMPANY
                              FOR 100% OF THE UNITS


          Cash Contributed              $
                                         -----------------------

          Receivables Contributed       $
                                         -----------------------

          Cash Received                 $
                                         -----------------------

          Capital Contribution          $
                                         -----------------------


                                      1-C